UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 20, 2010

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34154	26-3070657
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 20, 2010, Abbott Laboratories, an Illinois corporation (“Abbott”), announced that the offer (the “Offer”) by Amber Acquisition Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Abbott, to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of Facet Biotech Corporation, a Delaware corporation (the “Company”), including the associated rights to purchase shares of Series A Preferred Stock of the Company (the “Rights” and together with the Common Stock, the “Shares”) issued pursuant to the Rights Agreement, dated as of September 7, 2009, as amended by the amendments thereto dated as of December 15, 2009, December 16, 2009 and March 9, 2010, by and between the Company, and Mellon Investor Services LLC(the “Rights Agreement”), at a price of $27.00 per Share, net to the seller in cash (without interest and subject to any required withholding taxes), had expired at 12:00 midnight, New York City time, on April 19, 2010 (the “Expiration Date”) and that the depositary for the Offer had advised Abbott that 19,257,669  Shares had been validly tendered and not withdrawn in the Offer (including 914,673  Shares subject to guaranteed delivery procedures). The number of shares validly tendered and not withdrawn upon expiration of the Offer represented approximately 76.3% of all then-outstanding Shares, and approximately 70.4% of the Company’s voting securities determined on a fully diluted basis.  All Shares that were validly tendered in the Offer and not withdrawn were accepted by Merger Sub for payment.

The Offer was made pursuant to the Agreement and Plan of Merger, dated as of March 9, 2010 (the “Merger Agreement”), by and among Abbott, Merger Sub and the Company. On April 20, 2010, in accordance with the terms of the Merger Agreement, Merger Sub exercised its option (the “Top-Up Option”) to purchase directly from the Company a number of newly-issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned directly or indirectly by Abbott at the time of such exercise, constituted one Share more than 90% of the Shares (determined on a fully diluted basis) outstanding immediately after the issuance of Shares pursuant to the Top-Up Option, which shares were purchased by Merger Sub on April 21, 2010.  On April 21, 2010, Abbott effected a “short-form” merger, pursuant to which Merger Sub merged with and into the Company (the “Merger”) in accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Abbott. At the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by the Company, any wholly-owned subsidiary of the Company, Abbott or Merger Sub, and Shares held by dissenting stockholders who properly exercise appraisal rights under the DGCL) was, by virtue of the Merger and without any action on the part of the holders of the Shares, converted into the right to receive $27.00 in cash, without interest and subject to any required withholding taxes (the “Merger Consideration”).

The net transaction value of the Offer and the Merger was approximately $429 million, which includes the aggregate purchase price to acquire all outstanding Shares and equity interests of the Company of approximately $721 million less the Company’s cash and marketable securities at the closing of the Merger of $292 million.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 10, 2010 and is incorporated herein by reference.

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company has notified The NASDAQ Stock Market of its intent to remove the Common Stock from listing and has requested that The NASDAQ Stock Market file a delisting application with the Securities and Exchange Commission to delist the Common Stock.

Item 3.02.              Unregistered Sale of Equity Securities.

Pursuant to the Top-Up Option, on April 21, 2010 Merger Sub purchased directly from the Company 62,652,055 shares of Common Stock (the “Top-Up Shares”) at a price of $27.00 per share, the same amount paid for each share tendered and accepted for payment by Merger Sub pursuant to the Offer. Merger Sub paid the purchase price by delivery of a cash amount of $626,520.55, equal to the par value of the Top-Up Shares, and a promissory note in the amount of $1,690,978,964.45, to the Company. The Top-Up Shares, when combined with the shares of Common Stock purchased in the Offer, were sufficient to give Merger Sub aggregate ownership of more than 90% of the outstanding shares of Common Stock. At the time of the exercise of the Top-Up Option, Merger Sub was a direct wholly owned subsidiary of Abbott. At the effective time of the Merger, the Top-Up Shares were cancelled. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 3.03.            Material Modification to Rights of Security Holders.

On April 21, 2010, pursuant to the terms of the Merger Agreement, each outstanding share of Common Stock not tendered and purchased pursuant to the Offer (other than shares of Common Stock owned by the Company, the Company’s wholly-owned subsidiaries, Abbott or Merger Sub, and Shares held by dissenting stockholders who properly exercise appraisal rights under the DGCL) was converted into the right to receive the Merger Consideration, and pursuant to the terms of the Merger Agreement and the Rights Agreement, the Rights expired in their entirety without any other payment being made.

Item 5.01.              Change in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger, each of Brad Goodwin, Gary Lyons, David Parkinson, Kurt von Emster, Faheem Hasnain and Hoyoung Huh was removed from the Board of Directors of the Company, and Thomas C. Freyman, the sole director of Merger Sub immediately prior to the effective time of the Merger, became the sole director of the Company, the surviving corporation of the Merger.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety. A copy of the Company’s certificate of incorporation, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s bylaws were amended and restated in their entirety. A copy of the Company’s bylaws, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)            Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2010
	By:	/s/ Francis Sarena
	Name:	Francis Sarena
	Title:	Vice President, General Counsel and Secretary